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                                                                   EXHIBIT 10.12


                     NATIONAL CAPITAL MERCHANT GROUP, LTD.
                           SUITE 61, GROSVENOR CLOSE
                        SHIRLEY STREET - P.O. BOX N-7521
                                NASSAU, BAHAMAS



                    FINANCIAL CONSULTING SERVICES AGREEMENT

         This Financial Consulting Services Agreement (the "Agreement") is entered this 7th day of JUNE, 1999 by and between NATIONAL CAPITAL MERCHANT GROUP, LTD. ("Consultant") a Bahamian corporation and PROBEX CORP. ("Client"), a Colorado corporation, with reference to the following:

                                    RECITALS

         A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefor willing to engage the Consultant upon the terms and conditions set forth herein;

         B. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein.

         NOW, THEREFOR, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

         A. Coordination and facilitation of an investor relations program, including assistance with press releases, Internet/Email distribution, RIBA and Industry/Trade Show representation, etc. It is understood that the Consultant will act primarily in a lead capacity in such efforts; however, specific costs for each will be in addition to the financial consulting fees defined herein. Any and all additional fees must be pre-approved in writing by the Client;

         B. Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be of interest or concern to the Client or the Client's business; and

         C.       Broker/dealer and institutional investor relations for Client.

         Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.



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         2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for SIX (6) months. The Agreement may be extended upon agreement by both parties upon terms and conditions agreed to by the parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation.

         3. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client shall pay Consultant the following:

         Warrants to purchase shares of restricted common stock of Client in the amount of $ $50.00, (55,000) exercisable at $0.01 per share on or prior to ONE (1) year from the date hereof. In addition, at the discretion of the Client, up to another 50,000 warrants to purchase shares of restricted common stock exercisable at $0.01 per share on or prior to TWO (2) years from the date from issue, may be issued upon completion of certain performance-based milestones. These milestones shall be verbally agreed upon between the Client and Consultant.

         The Shares, when issued to Consultant, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, not subject to any liens or encumbrances and shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.

         The Client will pay an engagement fee of $550.00 to Consultant upon execution of this agreement.

         The Client will also reimburse Consultant for any written pre-approved expenses that may be incurred in the course of executing the terms of this agreement.

         4. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to services to Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

         5. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, which shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work, Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner.


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         6. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements and negotiations. There are no third party beneficiaries of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

                                      "Client"

                                      X    /s/ Thomas G. Murray, CEO
                                           ------------------------------------

                                      By:      Thomas G. Murray, CEO
                                           ------------------------------------
                                      For: Probex Corp.
                                           ------------------------------------

                                      "Consultant"

                                      X    /s/ Darrel T. Uselton
                                           ------------------------------------
                                      By:      Darrel T. Uselton, Agent
                                           ------------------------------------
                                      For: National Capital Merchant Group. Ltd.


                             DELIVERY INSTRUCTIONS

BY MAIL:           National Capital Merchant Group, Ltd.
                   c/o The National Capital Companies
                   18952 MacArthur Blvd., Suite 315
                   Irvine, California 92612

BY DTC:            Dominick & Dominick Securities
                   DTC # 5003 / BBS # T090
                   FBO National Capital Merchant Group, Ltd.
                   Acct # 49-6557-0


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